UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2002

Paxar Corporation

(Exact name of registrant as specified in its charter)

New York	0-5610	13-5670050

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

105 Corporate Park Drive, White Plains, New York 10604

(Address of Principal Executive Offices)           (Zip Code)

(914) 697-6800

Registrant’s telephone number, including area code

Item 5. Other Events
SIGNATURE

Item 5. Other Events.

         In accordance with the terms of a Stock Repurchase Agreement, dated July 11, 2001, between us and Arthur Hershaft, our Chairman, Mr. Hershaft sold 399,420 shares of our common stock to us on August 7, 2002, at a price of $15.96 per share. Under the Agreement, the price was equal to the average of the closing sale prices for our common stock during the period of seven (7) trading days ended on August 6, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAXAR CORPORATION (Registrant)

Date: August 9, 2002	By:	/s/ Jack R. Plaxe

Jack R. Plaxe Senior Vice President and Chief Financial Officer